UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2011

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Joint Venture Agreement; Restated Operating Agreement of Redfield Energy, LLC; Guaranty.

On June 15, 2011, Gevo Development, LLC (“Gevo Development”), a Delaware limited liability company and wholly owned subsidiary of Gevo, Inc. (the “Company”), and Redfield Energy, LLC, a South Dakota limited liability company (“Redfield”), entered into an Isobutanol Joint Venture Agreement (the “Joint Venture Agreement”) and the Second Amended and Restated Operating Agreement of Redfield (the “Restated Operating Agreement” and, together with the Joint Venture Agreement, the “Joint Venture Documents”), pursuant to which, Redfield and Gevo Development have agreed to work together in a joint venture for the purpose of retrofitting Redfield’s approximately 50 million gallon per year ethanol production facility located near Redfield, South Dakota for the commercial production of isobutanol (the “Retrofit”).

Pursuant to the terms of the Joint Venture Agreement, Redfield has issued 100 Class G membership units (the “Class G Units”) to Gevo Development. Gevo Development is the sole holder of Class G Units which entitle Gevo Development to certain information and governance rights with respect to Redfield, including the right to appoint two members of Redfield’s 11-member board of managers. The Class G units currently carry no interest in the allocation of profits, losses or other distributions of Redfield and no voting rights, such rights will vest upon the commencement of commercial isobutanol production at the Redfield facility.

Gevo Development and Redfield have agreed to cooperate with each other and work together during each phase of the Retrofit to ensure that the Retrofit is completed in a timely and efficient manner and that the final production process is operable, maintainable and safe. Gevo Development and Redfield anticipate that the Redfield facility will continue its current ethanol production activities during much of the Retrofit. Pursuant to the terms of the Joint Venture Agreement, Gevo Development will be responsible for all costs associated with the Retrofit; provided, that Redfield will remain responsible for certain expenses incurred by the facility including, without limitation, certain repair and maintenance expenses and any costs necessary to ensure that the facility is in compliance with applicable environmental laws.

Assuming that certain conditions precedent set forth in the Joint Venture Agreement have been met, commercial production of isobutanol at the Redfield facility will begin upon the earlier of the date upon which certain production targets have been met or the date upon which the parties mutually agree that commercial isobutanol production will be commercially viable at the then-current production rate. At that time, (i) Gevo Development will have the right to appoint a total of four members of Redfield’s 11-member board of managers, and (ii) the voting and economic interests of the Class G units will vest and Gevo Development, as the sole holder of the Class G Units, will be entitled to a percentage of Redfield’s profits, losses and distributions, to be calculated based upon the demonstrated isobutanol production capabilities of the Redfield facility.

The Joint Venture Documents also provide that, so long as Gevo Development owns the Class G Units, Gevo Development, or one of its affiliates, will be the exclusive marketer of all products produced by the facility once commercial production of isobutanol has begun. Additionally, the technology necessary to produce isobutanol at the Redfield facility will be licensed to Redfield by the Company, subject to the continuation of the marketing arrangement described above. In the event that the isobutanol production technology fails or Redfield is permanently prohibited from using such technology, Gevo Development will forfeit the Class G Units and lose the value of its investment in Redfield.

In connection with the execution of the Joint Venture Documents, the Company entered into a guaranty effective as of June 15, 2011 (the “Guaranty”), pursuant to which it has unconditionally and irrevocably guaranteed the payment by Gevo Development of any and all amounts owed by Gevo Development pursuant to the terms and conditions of the Joint Venture Agreement and certain other agreements that Gevo Development and Redfield expect to enter into in connection with the Retrofit.

The above descriptions are summaries and are qualified in their entirety by the terms of the Joint Venture Documents and the Guaranty, which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Election and Resignation of Director.

On June 14, 2011, effective upon his election and qualification to serve as a Class I director of the Company, as further described in Item 5.07 below, Patrick Gruber, Ph.D. resigned from his position as a Class III director of the Company. Dr. Gruber’s move from Class III to Class I will help to ensure that each class of the board of directors of the Company (the “Board of Directors”) consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors intends to search for a suitable candidate to fill the resulting vacancy in Class III created by the resignation of Dr. Gruber from that class.

(c)	Appointment of Officer.

On June 14, 2011, the Company promoted Christopher Ryan, Ph.D. to President and Chief Operating Officer. Dr. Ryan previously served as the Company’s Executive Vice President, Business Development. The terms of Dr. Ryan’s employment remain unchanged with the exception of the change in title and related responsibilities.

Dr. Ryan, 50, had served as Executive Vice President, Business Development, of the Company since June 2009. Prior to joining the Company, he co-founded NatureWorks LLC in 1997. Dr. Ryan served as Chief Operating Officer for NatureWorks from 2008 to 2009 and Chief Technology Officer for NatureWorks from 2005 to 2008, where he was involved in the development and commercialization of the company’s new biobased polymer from lab-scale production in 1992 through the completion of a $300 million world-scale production facility. Prior to 1992, Dr. Ryan served for four years in Corporate R&D for specialty chemical company HB Fuller Company. He has over 20 years of experience in strategic leadership, business development and research and product development in biobased materials. Dr. Ryan holds a Ph.D. in organic chemistry from the University of Minnesota, a B.S. in chemistry from Gustavus Adolphus College and completed the Management of Technology program at the University of Minnesota.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 14, 2011, the Company held its annual meeting of stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 25,963,377 shares of the Company’s common stock outstanding. At the Annual Meeting, the holders of 24,221,424 shares were represented in person or by proxy. Set forth below is a brief description of each matter acted upon by the stockholders of the Company at the Annual Meeting and the final voting results for each such proposal. These proposals are set out in more detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2011 (the “2011 Proxy Statement”).

1. The stockholders considered a proposal to elect each of Ganesh M. Kishore, Ph.D. and Patrick R. Gruber, Ph.D. to serve as Class I members of the Board of Directors. The nominees for election to serve as Class I members of the Board of Directors were elected, each to serve for a three-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Ganesh M. Kishore, Ph.D.	21,532,230	—	223,211	2,465,983
Patrick R. Gruber, Ph.D.	21,544,330	—	211,111	2,465,983

2. The stockholders considered a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. This proposal was approved based upon the following votes:

Votes For	24,188,837

Votes Against	12,901

Abstentions	19,686

3. The stockholders considered a proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as presented in the 2011 Proxy Statement. This proposal was approved based upon the following votes:

Votes For	20,664,030

Votes Against	1,046,358

Abstentions	45,053

Broker Non-Votes	2,465,983

4. The stockholders were asked to vote, on an advisory (non-binding) basis, on the frequency of the stockholder advisory vote on the compensation of the Company’s named executive officers. Based upon the following votes, the stockholders selected, on an advisory (non-binding) basis, every two years as the frequency with which the stockholders should be provided with future advisory votes on the compensation of the Company’s named executive officers:

One-Year Frequency Vote	4,131,664

Two-Year Frequency Vote	16,688,032

Three-Year Frequency Vote	856,840

Abstentions	78,905

Broker Non-Votes	2,465,983

Consistent with these results and the Company’s recommendation, the Company’s Board of Directors has adopted a policy to hold an advisory vote on the compensation of the Company’s named executive officers on a biennial basis (i.e., every two years), until the next required advisory vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

Item 8.01. Other Events.

On June 16, 2011, the Company issued a press release announcing the execution of the Joint Venture Agreement described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated June 16, 2011.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the cost, timing and anticipated completion of the Retrofit, the ability of the Redfield facility to continue producing ethanol during the Retrofit, the benefits expected to result from the joint venture and the Retrofit, expected isobutanol production capacity and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: unexpected costs, charges or expenses resulting from the joint venture or the Retrofit; difficulties associated with requests or directions from regulatory authorities related to the Retrofit; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the Securities and Exchange Commission by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Brett Lund
Brett Lund
Executive Vice President, General Counsel & Secretary

Date: June 16, 2011